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                                                                    EXHIBIT 99.4
Notes to Pro Forma Combined Financial Statements
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1)        Proceeds from Property Sales

      (In thousands)
                                                                                                           USE OF PROCEEDS
                                                                                                   -----------------------------
                                                NET PROCEEDS       MORTGAGE       NET PROCEEDS                  BANK
                                                 AFTER COSTS     DEBT ASSUMED     AFTER DEBT        NOTE        CREDIT
         PROPERTY               DATE SOLD      AND PRORATIONS     OR REPAID      ASSUMPTION        PAYABLE     FACILITY       CASH
         --------               ---------      --------------     ---------      -------------     -------     --------       ----
Offices
    Beck (a)                March 23, 1999       $  1,772                       $  1,772         $  1,772
    Sutter Buttes(a)        April 1, 1999           3,627                          3,627            3,627


Apartments (a),(b)          May 12, 1999           83,523        $ 37,520         46,688           15,703      $30,985

Parking Facility
    Magic Mile (a)          May 17, 1999            1,894                          1,894            1,894

Retail
    Woodland Commons (a)    February 17, 1999      20,789          11,469          9,320            9,320

    Northwest properties    May 5, 1999            36,075                         36,075            2,675       33,400
   (a),(c)

Fingerlakes Mall (a)        June 1, 1999            2,168                          2,168            2,168

Ft. Dodge and Kandi         June 10, 1999          21,722                         21,722              122       21,600
Malls(a),(d)

Mountaineer Mall            July 1, 1999            9,928           3,619          6,309            6,309

Fairgrounds Mall            July 28, 1999          24,019                         24,019            5,872                     18,147

Southwestern Shopping                             181,451         161,376         20,075                                      20,075
  Malls(e)
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        (a)Properties were sold during the first six months of 1999 and the transactions have been recorded in the June 30, 1999 Combined Balance
           Sheet. For purposes of the Pro Forma Combined Statement of
           Operations, the transactions are assumed to have occurred on the first day of each period.

        (b)The apartment portfolio, which was sold to one purchaser, consisted of the following properties: Somerset Lakes in Indianapolis, IN, Steeplechase and Hunter's Creek, both in Cincinnati, OH, Beechlake in Durham, NC, Walden Village in Atlanta, GA, Briarwood in Fayetteville, NC and Windgate Place and Woodfield Gardens, both in Charlotte, NC.

        (c)The Northwest Malls, which were sold to one purchaser, consisted of the following properties: Valley Mall in Yakima, WA, Valley North Mall in Wenatchee, WA and Mall 205 and Plaza 205, both in Portland, OR.

        (d) Both malls were sold to one purchaser.

        (e)The Southwestern Shopping Malls, which will be sold to one purchaser, consist of the following properties: Alexandria Mall in
           Alexandria, LA, Brazos Mall in Lake Jackson, TX, Killeen Mall in
           Killeen, TX, Mesilla Valley Mall in Las Cruces, NM, Shawnee Mall in
           Shawnee, OK and Villa Linda Mall in Santa Fe, NM. Net proceeds reflect an estimate of approxomately a $5 million prepayment penalty for the Park Plaza Mall in Little Rock, AR, which will not be sold in this transaction but is cross collateralized with the aforementioned malls. The Pro Forma Financial Statements also assume that the debt associated with Park Plaza of approximately $36.9 million will be repaid with net proceeds from the sale of the Southwestern Shopping
           Malls at 1.25 times the balance outstanding (approximately $46 million). The amount of the repayment of the Park Plaza debt in excess of the balance outstanding at June 30, 1999 (approximately
           $9.2 million) is used to reduce the mortgage balances assumed on the six Southwestern Shopping Malls. Consequently, the debt assumed by the purchaser is approximately $115 million. Additionally, approximately $11.8 million of cash as of June 30, 1999, which is additional collateral for the mortgages securing these malls, will be reclassified from restricted to unrestricted cash upon the sale.
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                                                             Mortgage Debt at June 30, 1999
                                                             ------------------------------
                                                             Six Malls              Park Plaza     Total To
                   Property                                  To Be Sold            To Be Repaid   Be Repaid
                   --------                                  ----------            ------------   ---------
                   Alexandria                                  $ 21,126
                   Brazos                                        15,502
                   Killeen                                       27,874
                   Mesilla Valley                                24,255
                   Shawnee                                       11,394
                   Park Plaza                                                        $36,921
                   Villa Linda                                   24,304
                                                                 ------
                                                               $124,455
                     Required repayment of Park Plaza
                     Mortgage at 1.25 times
                     outstanding balance at payoff               (9,230)                9,230
                                                                -------               -------       -------
                                                               $115,255               $46,151      $161,376
                                                               ========               =======      ========
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2)       For purposes of the December 31, 1998 Pro Forma Combined Statement of
         Operations, $87.5 million of Senior Notes are assumed repaid on January
         1, 1998 as the registrant in August 1998 issued a $90 million note payable to repay $87.5 million of the Senior Notes. For purposes of the
         June 30, 1999 Pro Forma Combined Balance Sheet, $37.2 million repayment of the note payable and $85.9 million repayment of the bank credit facility was reflected in the June 30, 1999 historical Combined Balance
         Sheet as the transactions occurred prior to June 30, 1999.

3) The apartment division general and administrative expenses are eliminated on the first day of each period for the Pro Forma Combined Statement of Operations, as the entire portfolio was sold. The retail division general and administrative expenses are reduced on the first day of each period for the Pro Forma Combined Statements of Operations. The reduction represents the closure of a regional office which will no longer be necessary pending the property sales.

4) As the purchase price for the six Southwestern Shopping Malls was below net book value of these malls at June 30, 1999, a $9 million impairment loss was recorded as of June 30, 1999. The $9 million impairment loss also is included in the 1998 Pro Forma Combined Statement of Operations.